Exhibit 10.2

August 4, 2021

Broad Street Principal Investments, L.L.C.

Stonebridge 2017, L.P.

Stonebridge 2017 Offshore, L.P.

200 West Street

New York, New York 10282

Re:       Rights of the Preferred Units; Amendments; Waivers

Ladies and Gentleman:

This letter agreement (this “Letter Agreement”) is made in reference to that certain Amended and Restated Limited Liability Company Agreement of Midas Opco Holdings LLC (as amended, supplemented or restated from time to time, the “OpCo LLC Agreement”), dated as of August 2, 2021, by and among Midas Opco Holdings LLC, a Delaware limited liability company (the “Company”), Stagwell Inc., a Delaware corporation (“PubCo”), as a member and in its capacity as the initial Manager, Stagwell Media LP, a Delaware limited partnership (“Stagwell”), Stagwell Friends and Family LLC and each Person who is or at any time becomes a Member in accordance with the terms of the OpCo LLC Agreement. Capitalized terms that are used but not defined herein have the respective meanings specified in the OpCo LLC Agreement.

PubCo hereby agrees that it will comply with the provisions set forth in Section 3.7 (Rights of the Preferred Units) of the OpCo LLC Agreement and, upon any breach or threatened breach thereof by the Company, shall enforce its rights against the Company.

PubCo further agrees that it shall not permit Section 3.7 of the OpCo LLC Agreement to be waived, modified or amended in any manner which, directly or indirectly, adversely affects the rights, preferences and privileges of any of Broad Street Principal Investments, L.L.C., Stonebridge 2017, L.P. or Stonebridge 2017 Offshore, L.P. (each, a “Holder” and collectively, the “Holders”), without the prior written consent of such Holder (such consent, not to be unreasonably withheld, conditioned or delayed). PubCo agrees to notify the Holders of any contemplated waiver, modification or amendment to Section 3.7 of the OpCo LLC Agreement related to the rights, preferences and privileges of the Preferred Units.

In the event that PubCo: (i) withdraws as a Member of the Company pursuant to Section 7.4 of the OpCo LLC Agreement or (ii) a new Manager is duly appointed pursuant to Section 6.6 of the OpCo LLC Agreement, PubCo shall cause the new Manager to execute and deliver this Letter Agreement to the Holders as a condition to such withdrawal or appointment.

This Letter Agreement constitutes the entire agreement among the parties hereto with respect to the matters described herein. This Letter Agreement may be executed in counterparts, each of which will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument.

This Letter Agreement may not be modified or amended, nor will any consent, waiver or approval contemplated hereunder be effective unless agreed to in writing by the parties hereto.

This Letter Agreement shall be construed in accordance with and governed by the internal substantive and procedural laws of the State of Delaware, without regard to the conflicts of law rules of such state or any other jurisdiction.

[Signature Pages Follow]

Very truly yours,

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

STONEBRIDGE 2017, L.P.

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

STONEBRIDGE 2017 OFFSHORE, L.P.

By:	/s/ Bradley Gross

Name: Bradley Gross
Title: Vice President

Acknowledged and agreed as of the date first written above by:

STAGWELL INC. (in its capacity as the Manager of Midas Opco Holdings LLC)

By:	/s/ Frank Lanuto
Name:	Frank Lanuto
Title:	Chief Financial Officer

[Signature Page to OpCo LLC Letter Agreement]